EXHIBIT 3.1

                  ARTICLES OF INCORPORATION OF THE REGISTRANT



                           ARTICLES OF INCORPORATION

                                      OF

                  ALANCO ENVIRONMENTAL RESOURCES CORPORATION


                              ARTICLE I (6/10/69)

     The names, residences and post office addresses of the incorporators are:

                    Kenneth R. Snapp
                    3144 West Marlette
                    Phoenix, Arizona

                    Richard C. Jones
                    3643 West Maryland
                    Phoenix, Arizona

                    Charles T. Henderson
                    3311 West Camelback
                    Phoenix, Arizona

                    Charles W. Freesh
                    2618 East Elm Street
                    Phoenix, Arizona

                    Ira B. Hall
                    5230 West Glendale Avenue
                    Glendale, Arizona

                              ARTICLE II (7/6/92)

     The name of the Corporation shall be ALANCO ENVIRONMENTAL RESOURCES CORPORATION.

                             ARTICLE III (6/10/69)

     The Corporation's head office and principal place of business shall be in Maricopa County, Arizona, but other offices and places for conducting business, both within and without the State of Arizona may be established from time to time by the Board of Directors, where all meetings of the stockholders and directors may be held and all business of the Corporation may be transacted.

                             ARTICLE IV (6/10/69)

     The general nature of the business proposed to be transacted by the Corporation is as follows:

     (a) To engage in and carry on the business of mining, locating, processing, buying, selling, trade, lease, import, export, distribute, option, license and deal in, whether, wholesale or retail, products, articles, mines, mining claims, ore, of every class, kind and description.

     (b) To borrow money for its corporate purposes, and to issue to, the company's note or notes therefor in series, or otherwise; to execute and issue bonds, debentures, or other obligations in series or otherwise; to issue or cause to be issued, certificates or other negotiable or transferrable instruments; and to mortgage or pledge any or all of the assets of the Corporation as security for the performance of the covenants of any such notes, bonds, debentures, certificates or other instruments.

     c) To loan money, with or without security, and with or without interest; to purchase, hold, acquire and dispose of bills, notes, trade acceptances, conditional sale contracts and commercial papers of every kind, and to endorse, sell, discount, rediscount and to guarantee payment of the same, and, as surety, endorser, guarantor, or otherwise, to undertake, assume and guarantee liabilities, obligations, indebtedness and contracts with respect to which the Corporation may have any interest, direct or indirect.

     (d) To increase or decrease the amounts of its capital stock and to acquire by purchase, redemption or otherwise, or dispose of by sale, or otherwise, the capital stock, bonds, debentures or obligations of this Corporation.

     (e) To purchase or acquire from any of its directors or stockholders, any properties, interest, shares of stock or other assets which the Board of Directors may deem it desirable to acquire, and to pay for the same in stock of the Corporation, or by notes, debentures, bonds, or other obligations of the Corporation, or by cash or transfer of property of the Corporation.

     (f) To enter, make, and perform contracts of every kind for any lawful purpose, without restrictions as to character or amount, with any person, firm association, trust or corporation.

     (g) To purchase, lease or otherwise acquire, in whole or in part, the business, goodwill, rights, franchises and property of every kind and to take over the whole or any part of the assets and liabilities of any person, firm, association, trust or corporation, or other entity, engaged in any business whatsoever.

     (h) In general, to do all and everything either within or without the State of Arizona; suitable or proper for the accomplishment of any of the purposes or for the attainment of any of the objects hereinbefore enumerated either alone or in association with other corporations, firms and individuals as principals, agents, brokers, contractors, trustees, or otherwise, as fully and to the same extent as a natural person might or could do, so far as the same are not contrary to any applicable laws of the United States or the State of Arizona.

                              ARTICLE V (7/6/92)

     The capital stock of the Corporation shall consist of the following:

     1)   One Hundred Million (100,000,000) shares of no par value Common
          Stock;

     2) Five Million (5,000,000) shares of Class A Cumulative Convertible Preferred Shares;

     3) Twenty Million (20,000,000) shares of Class B Cumulative Preferred shares.

     All such stock shall be paid in from time to time upon such conditions as
may be determined by the Board of Directors.  The stock may be issued in payment for real or personal  property, services, or any other right or things of value for the use and purpose of the Corporation, and all such stock, when so issued, shall become and be fully paid as though paid for in cash, the Board of Directors to be the sole judges, in the absence of fraud, of the value of any property or rights acquired in exchange for capital stock, and all such stock when issued shall be deemed fully paid and non-assessable.

     All of the above stock shall be entitled to one vote per share, provided, however, that in the case of the election of directors of the Corporation, every shareholder shall be entitled to cumulate their votes and give one (1) candidate for election as a director a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which their shares are entitled, or distribute their votes on the same principle among as many candidates as said shareholder deems fit.

     Subject to the terms and provisions of this Article, the Board of Directors is authorized to provide from time to time for the issuance of shares of any class of Preferred Stock in series and to fix from time to time before issuance, or if after issuance upon the mutual written consent of all the designated series shareholders of the series for which said amended designation, preferences and/or privileges is sought, the designation, preferences and privileges of the shares of each series of Preferred Stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

     (a)  The series designation and authorized number of shares;

     (b) The dividend rate, the date or dates on which such dividends will be payable, and the extent to which such dividends may be cumulative;

     (c) The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the Corporation;

     (d) The price or prices at which shares may be redeemed and any terms, conditions and limitations upon such redemption;

     (e) Any sinking fund provisions for redemption or purchase of shares of each series; and

     (f) The terms and conditions, if any, on which shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of Preferred Stock, or other debt securities of the Corporation.

     Each series of Preferred Stock, in preference to the Common Stock, will be entitled to dividends, from funds or other assets legally available therefor, at such rates, payable at such time and cumulative to such extent as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the Preferred Stock, in preference to the Common Stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it.

     Each series of Preferred Stock may be subject to redemption in whole or in part at such price or prices and on such terms, conditions and limitations, as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it, of such series.  If less than all of the shares of any series of the Preferred Stock are to be redeemed, they will be selected in such
manner as the Board of Directors shall then determine.  Nothing herein contained is to limit any right of the Corporation to purchase or otherwise acquire any shares of any series of the Preferred Stock.  Any shares of the
Preferred Stock redeemed or otherwise acquired by the Corporation and which revert to the status of authorized and unissued shares shall be undesignated as to series, and may thereafter, in the discretion of the Board of Directors and to the extent permitted by law, be sold or reissued from time to time as part of another series or (unless prohibited by the terms of such series as fixed by the Board of Directors) of the same series, subject to the terms and conditions therein set forth.

     Notice of the intention of the Corporation to redeem shares of any series of the Preferred Stock shall be mailed at least thirty (30) days before the date of redemption to each holder of record of shares to be redeemed at his or her last known post office address as shown by the records of the Corporation. At any time after such notice has been mailed as aforesaid, the Corporation may deposit (separately as to the series) the aggregate redemption price payable with respect to the shares to be redeemed (or the portion thereof not already paid in the redemption of such shares) with any bank or trust company in the United States named in the notice of redemption. Such deposits are to be payable in amounts as aforesaid to the respective orders of the holders of record of the shares to be redeemed on endorsement (if required) and surrender of their certificates, thereupon such holders will cease to be shareholders with respect to said shares and, from and after the making of such deposit, such holders will have no interest or claim against the Corporation with respect to said shares, but will be entitled only to receive from such bank or trust company, without interest, the moneys so deposited with it.

     Dividends may be paid upon the Common Stock only when dividends have been paid, or funds have been set apart for the payment of dividends, on the Preferred Stock from the date after which dividends on the Preferred Stock became cumulative to the beginning of the then current dividend period, but whenever there shall have been paid, or funds shall have been set apart for the payment of, all such dividends upon the Preferred Stock, then dividends upon the Common Stock may be declared for payment then or thereafter out of remaining funds or other assets legally available for such payments. After the payment of the designated dividends, and amounts payable upon dissolution or liquidation, if any, to which the shares of the Preferred Stock are expressly entitled in preference to the Common Stock in accordance with the provisions herein set forth, the Common Stock is to receive all further such dividends and amounts.

     Neither a consolidation, merger or amalgamation of this Corporation with or into any other corporation or corporations, nor the sale, lease or conveyance of all or part of its assets shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of any provision herein.

                             ARTICLE VI (1/18/88)

     The time of commencement of this Corporation shall be the date of the issuance to it of a certificate of incorporation by the Arizona Corporation Commission, and the Corporation shall have a perpetual life.

                             ARTICLE VII (3/12/82)

     The business and affairs of this Corporation shall be conducted by a Board of Directors of not less than five (5) and no more than (9) members.  The directors need not be shareholders.  The Board of Directors shall have the power to increase or decrease the Board within the limits above provided.  The
Board of Directors may also fill any vacancies which may occur in the Board of
Directors resulting from an increase in the Board of Directors or otherwise, pending the next annual meeting of the stockholders.

     The Board of Directors shall be elected at the regular annual meetings of the stockholders at Phoenix, Arizona, on the second Monday of January of each year.

     The Board of Directors shall each year upon their election organize into a Board of Directors and elect a President and/or Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer, any two (2) or which offices, except the offices of the President and/or Chief Executive Officer and Vice President, or President and/or Chief Executive Officer and Secretary, may be held by the same persons. All officers shall serve for one (1) year or until their successors are elected and qualified.

     The Board of Directors of this Corporation shall have power without any action on the part of the stockholders to make, alter, amend or repeal By-Laws of the Corporation.

                            ARTICLE VIII (6/10/69)

     The highest amount of indebtedness which the Corporation shall subject itself to at any time, will be subject to the Arizona Revised Statutes 10-173.

                             ARTICLE IX (6/10/69)

     With the consent or ratification in writing, or pursuant to the vote of the holders of a majority in interest of the capital stock issued and outstanding, the Board of Directors shall have the power and authority to lease, sell, assign, transfer, convey or otherwise dispose of the entire property of the Corporation, irrespective of the effect thereof upon the continuance of the business of the Corporation and the exercise of its franchise; but the Corporation shall not be dissolved, except as provided by the laws of the State of Arizona.

                              ARTICLE X (6/10/69)

     The Corporation may indemnify any and all of its directors and officers or former directors and officers, against expenses incurred by them, including legal fees, judgments or penalties rendered or levied against any such person in a legal action brought against any such person for acts or omissions alleged to have been committed by such person while acting in the scope of his employment or agency as a director or officer of the Corporation as provided in the Arizona Revises Statutes 10-198.

                             ARTICLE XI (6/10/69)

     No contract or other transaction between the Corporation or other corporation, whether or not a majority of the shares of capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall, in any way, be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation; any director individually or any firm of which such director may be a member, may be appointed to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors, or a majority thereof; and any director of the Corporation, who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                             ARTICLE XII (6/10/69)

     The private property of the officers, directors and stockholders of the Corporation shall be exempt from all corporate debts of any kind whatsoever.

                            ARTICLE XIII (6/10/69)

     This Corporation does hereby appoint James P. Cunningham whose address as 17 Luhrs Arcade, Phoenix, Arizona 85003, who has been a bona fide resident of Arizona for at least three years, its lawful agent in and for the State of Arizona, for an on behalf of said Corporation, to accept and acknowledge service of, and upon whom may be served, all necessary process or processes in any action, suit or proceeding that may be had or brought against said Corporation in any of the courts of the said State of Arizona, such service of process or notice, or the acceptance thereof by said agent endorsed thereon to have the same force and effect as if served upon the President and Secretary of the Corporation. The foregoing appointment may be revoked at any time by the filing of an appointment of a successor agent.

                             ARTICLE XIV (1/18/88)

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; Provided, however, that this article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty or loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for authorizing the unlawful payment of a dividend or other distribution on the Corporation's capital stock or the unlawful purchase of its capital stock; (iv) a violation of Arizona Revised Statutes ss10-41 (conflict of interest); or (v) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this article becomes effective.